Exhibit 10.2
TERMINATION OF EMPLOYMENT AGREEMENT

This TERMINATION OF EMPLOYMENT AGREEMENT (this “Termination Agreement”), effective March 18, 2026, is entered into by and among Origin Bancorp, Inc. (“Origin”), a Louisiana corporation and registered bank holding company, Origin Bank, a Louisiana state bank, and Stephen Brolly (“Executive”).
RECITALS
WHEREAS, Origin and Executive previously entered into that certain Employment Agreement, dated August 8, 2022 (the “Employment Agreement”), and Origin and Executive now mutually desire to terminate the Employment Agreement under the terms of this Termination Agreement; and
WHEREAS, notwithstanding termination of the Employment Agreement, Executive and Origin desire that Executive’s employment shall continue with Origin Bank on an at-will basis.
NOW, THEREFORE, in consideration of the foregoing, and the other promises, covenants and benefits set forth in this Amendment, the parties agree as follows:
AGREEMENT
1.Termination of Agreement. Effective as of the date hereof (the “Termination Date”), the Employment Agreement is hereby terminated in its entirety and shall have no further force or effect. From and after the Termination Date, none of Origin, Origin Bank or Executive shall have any rights or obligations under the Employment Agreement, except for any provisions that by their terms expressly survive termination.
2.At-Will Employment. Executive’s employment with Origin Bank shall continue following the Termination Date on an at-will basis and at an initial annual base salary of $325,000. Executive acknowledges and agrees that Executive’s employment with Origin Bank is not for any specified term and may be terminated at any time, with or without cause or advance notice, by either Origin Bank or Executive, subject to applicable law.
3.Release. Executive hereby completely releases and forever discharges Origin and Origin Bank, their respective affiliates, representatives, attorneys, employees and directors, from any and all claims, demands, obligations, causes of action, rights, damages, costs, expenses and compensation of any nature whatsoever, whether based on state law, federal law, common law, or otherwise acquired, related to obligations owed to Executive under the terms of the Employment Agreement.
4.Compensation and Benefits. Following the Termination Date, Executive shall be entitled only to such salary, incentive compensation, bonuses, equity awards, employee benefits, and other compensation arrangements as may be determined by Origin or Origin Bank from time to time pursuant to Origin or Origin Bank’s policies, plans, programs, and applicable award agreements, as each may be amended or terminated in Origin or Origin Bank’s discretion. Executive acknowledges and agrees that the termination of the Employment Agreement pursuant to this Termination Agreement does not constitute a termination of Executive’s employment and does not entitle Executive to any severance, separation benefits, change-in-control benefits, or other payments that may have been payable upon termination of employment under the Employment Agreement.
5.Other Agreements. The parties hereto acknowledge that nothing in this Termination Agreement shall in any way limit or preempt such parties’ obligations owed pursuant to any other any agreement to which Executive, on one hand, and any of Origin or Origin Bank, on the other hand, are a party, including, without limitation, any supplemental executive retirement plan, split dollar life insurance agreement, equity-based award agreement, or other compensatory agreements. With respect to Executive’s Supplemental Executive Retirement Plan dated August 17, 2018 (“SERP”), the parties agree that the annual benefit will be $118,750 for a term of fifteen years.
6.Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties with respect to the termination of the Employment Agreement and supersedes all prior or contemporaneous agreements, negotiations, or understandings relating to such subject matter.
7.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to its conflict of laws principles.
8.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by electronic transmission or by e-mail delivery of a ".pdf" format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic or ".pdf" signature page were an original thereof.
[Signature Page Follows]

[Signature Page to Termination of Employment Agreement]

    IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement effective as of the date first above written.

ORIGIN BANCORP. INC.

By:	/s/ Drake Mills
Drake Mills
Chairman, President and Chief Executive Officer

ORIGIN BANK

By:	/s/ Lance Hall
Lance Hall
President and CEO

EXECUTIVE

/s/ Stephen Brolly
Stephen Brolly